For Immediate Release

U.S. ENERGY CORP. ANNOUNCES SECOND SUCCESSFUL WELL UNDER THE ZAVANNA, LLC DRILLING PROGRAM

ANNOUNCES INITIAL GROSS PRODUCTION RATE OF 1,660 BOE/D FROM THE KOUFAX 3-10 #1H WELL AND PROVIDES OPERATIONAL UPDATE

RIVERTON, Wyoming – November 15, 2011 – U.S. Energy Corp. (NASDAQ Capital Market:  “USEG”) (“U.S. Energy” or the “Company”), today announced the successful completion of the Koufax 3-10 #1H well with Zavanna, LLC and provides an operational update.

The Koufax 3-10 #1H well was completed with 35 fracture stimulation stages and had an early 24-hour flow back rate of 1,660 BOE/D on a restricted choke during drillout of the plugs, which consisted of approximately 1,436 barrels of oil and 1,346 MCF of natural gas.  The well is the first well to be completed in the SE HR acreage block.  The Company has an approximate 21% WI and 16% NRI in this well.  Further, the Olson 8-5 #1H well is currently being fracture stimulated with a planned 35 stages.  The Company has an approximate 30% WI / 23% NRI in this well.

Eagle Ford Shale, South Texas:  Leona River / Booth-Tortuga Programs: 13,785 gross / 4,136 acres net to USEG

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The Beeler #1H well, the initial test well in the Booth-Tortuga block of the Eagle Ford acreage, is scheduled to spud on November 25, 2011.  The Company has an approximate 30% WI / 22.5% NRI in this well.

San Joaquin Basin, California:  Moose Prospect: 7,177 gross / 2,448 acres net to USEG

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Cirque Resources has notified the Company that all permits have been issued for the initial test well in the San Joaquin Basin.  The well is scheduled to spud prior to the end of November. The Company has an approximate 40% WI in this well.

U.S. Gulf Coast (Onshore)

•	Completion initiatives have commenced on the Bayou Bend well, located in southeastern Texas. The Company has an approximate 13.5% WI and a 9.9% NRI in this well.

Press Release
November 15, 2011

“We are pleased to announce the second successful well in the Zavanna drilling program.  The well is the first successful well in the SE HR acreage block, which we believe validates the project area,” stated Keith Larsen, CEO of U.S. Energy Corp.  “Looking forward, we are excited to spud the initial test well in Kern County, California with Cirque and we are also pleased to be spudding our first Dimmit County Eagle Ford well with Crimson before the end of November,” he added.

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Disclosure Regarding Forward-Looking Statement

This news release includes statements which may constitute "forward-looking" statements, usually containing the words “will,” “anticipates,” "believe," "estimate," "project," "expect," "target," "goal," or similar expressions.  Forward looking statements in this release relate to, among other things, USE's drilling of wells with industry partners, its ownership interests in those wells and their expected costs, the oil and natural gas targets or goals for the wells, and future production, reserves, borrowing capacity and sale or joint venture transactions.  There is no assurance that any of the wells referenced in this press release will be economic.  Initial and current production results from a well are not necessarily indicative of its longer-term performance. These statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, future trends in commodity and/or mineral prices, the availability of capital, competitive factors, and other risks described in the Company's filings with the SEC (including, without limitation, the Form 10-K for the year ended December 31, 2010 and the Form 10-Q filed November 7, 2011), all of which descriptions are incorporated herein by reference.  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.

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About U.S. Energy Corp.

U.S. Energy Corp. is a natural resource exploration and development company with a primary focus on the exploration and development of oil and natural gas.  The Company also owns the Mount Emmons molybdenum deposit located in west central Colorado.  The Company is headquartered in Riverton, Wyoming and trades on the NASDAQ Capital Market under the symbol "USEG".

For further information, please contact:

Reggie Larsen
Director of Investor Relations
U.S. Energy Corp.
1-800-776-9271
Reggie@usnrg.com